Exhibit 11, Form 10-K
                                                           Kansas City Life
                                                           Insurance Company

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                         KANSAS CITY LIFE INSURANCE COMPANY
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    Years Ended December 31, 1994, 1993 and 1992



                            1994                 1993                 1992

Shares outstanding
at the end of:
  January                 6 146 912            6 142 432            6 115 583
  February                6 149 595            6 142 616            6 115 696
  March                   6 152 038            6 142 979            6 122 112
  April                   6 148 472            6 144 893            6 119 966
  May                     6 153 712            6 150 295            6 126 421
  June                    6 154 480            6 153 021            6 129 041
  July                    6 150 730            6 153 737            6 131 714
  August                  6 146 180            6 159 390            6 137 067
  September               6 154 427            6 143 140            6 138 547
  October                 6 154 517            6 142 316            6 139 644
  November                6 160 637            6 140 715            6 145 257
  December                6 162 436            6 143 875            6 146 168

    Weighted average
    number of shares
    outstanding for
    the year              6 152 155            6 146 583            6 129 494



Income before
nonrecurring items      $38 858 000           42 054 000           36 650 000

Nonrecurring
expenses, net             1 481 000                    -            5 592 000

Net income              $37 377 000           42 054 000           31 058 000


Per common share:
  Income before
  nonrecurring items    $      6.32                 6.84                 5.98

  Nonrecurring
  expenses, net                 .24                    -                  .91

Net income              $      6.08                 6.84                 5.07
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